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                                                                     EXHIBIT 4.7
                     ACQUISITION AND DISTRIBUTION AGREEMENT


         THIS ACQUISITION AND DISTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of this 4th day of May 1998, by and between Texoil, Inc., a Nevada corporation ("TEXOIL"), Cliffwood Oil & Gas Corp., a Texas corporation (the "GENERAL PARTNER"), and Cliffwood Acquisition - 1996 Limited Partnership, a Texas limited partnership (the "PARTNERSHIP").

                                   RECITALS:

         A. The Partnership was formed in 1996 and is governed by that certain Agreement of Limited Partnership dated as of September 27, 1996, as amended (the "PARTNERSHIP AGREEMENT"). The General Partner is the sole general partner of the Partnership. The limited partners of the Partnership are EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("ENCAP LP"), and Energy Capital Investment Company PLC, an English investment company ("ECIC") (individually, a "LIMITED PARTNER" and collectively, the "LIMITED PARTNERS").

         B. Texoil, the General Partner and the Partnership deem in it in their mutual best interests to enter into the transaction contemplated hereby. As provided more particularly herein, the transaction contemplated hereby essentially has two components: (i) an in-kind distribution to the General Partner by the Partnership of the General Partner's interest in the Partnership's oil and gas properties and related assets; and (ii) a sale by the Partnership to Texoil of the remaining portion of the Partnership's interest in such oil and gas properties and related assets.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                           DEFINITIONS AND REFERENCES

         SECTION 1.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the sections, subsections or other subdivisions referred to below:

         "AGREEMENT" shall mean this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

         "CASH PORTION" shall have the meaning assigned to such term in Article III.


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         "CLOSING" and "CLOSING DATE" shall have the respective meanings assigned to such terms in Section 6.1.

         "COMMON STOCK" shall mean shares of Texoil common stock, $.01 par value per share.

         "ECIC" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "EFFECTIVE DATE" shall have the meaning assigned to such term in
Section 6.2(a).

         "ENCAP LP" shall have the meaning assigned to it in Paragraph A of the Recitals hereto.

         "EXCHANGE SHARES" shall have the meaning assigned to it in Section
9.13.

         "GENERAL PARTNER"shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "LIMITED PARTNERS" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "OIL AND PROPERTIES" shall have the meaning assigned to such term in
Article II.

         "PARTNERSHIP" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "PROPERTIES" shall have the meaning assigned to such term in Article
II.

         "PURCHASE SHARES" shall have the meaning assigned to it in Article
III.

         "PURCHASED PORTION" shall have the meaning assigned to such term in
Article II.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "STOCK AUTHORIZATION APPROVAL" shall have the meaning assigned to it in Section 9.13.

         "TEXOIL" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         SECTION 1.2.  REFERENCES AND CONSTRUCTION.





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         (a)     All references in this Agreement to articles, sections,
subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.


         (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) Unless otherwise indicated, all references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) Exhibits II, 6.2(a), 6.3(c) and 6.3(d) are attached hereto. Each such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.









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                                   ARTICLE II

                           PROPERTY TO BE TRANSFERRED

         The Partnership agrees to transfer and assign, and the General Partner agrees to receive, subject to the terms and provisions herein contained (including the last full paragraph of this Article II), the following described properties, rights and interests:

                 (a) All right, title and interest of the Partnership in and to the oil, gas and/or mineral leases described in Exhibit II hereto (and any ratification and/or amendments to such leases, whether or not such ratifications or amendments are described on Exhibit II) insofar as such leases (and such ratifications and amendments ) cover the lands and depths described on such Exhibit II; and

                 (b) Without limiting the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of the Partnership in and to the oil, gas and other minerals in and under or that may be produced from the lands and depths described on Exhibit II (including interests in oil, gas and/or mineral leases covering such lands and depths, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty interests and all other interests of any kind or character in such oil, gas and other minerals); and

                 (c) All rights, titles and interests of the Partnership in and to all permits; licenses; servitudes; easements; rights-of-way; orders; farm-in and farm-out agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling agreements; unitization agreements; processing agreements; saltwater disposal agreements; options; facility ore equipment leases; and other contracts, agreements, and rights owned by the Partnership, in whole or in part, to the extent that they are (i) appurtenant to or affect the properties described in subsections (a) and (b) above or (ii) used or held for use in connection with the ownership or operation of the properties described in subsections (a) and (b) above or the production or treatment of oil, gas, and other hydrocarbons and associated products on or produced from the properties described in subsections (a) and (b) above, or the sale or disposal of water, oil, gas and other hydrocarbons and associated products; and

                 (d) All rights, titles and interests of the Partnership in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, saltwater disposal wells, wellhead equipment, compression equipment, flow lines, pipelines, gathering systems, processing and separation systems, and other equipment) whether or not located on the properties described in subsections (a), (b) and (c) above and used in connection with the exploration, development, operation or maintenance thereof and all oil, gas and other hydrocarbons produced from or allocated thereto; and

                 (e) All of the files, records, information, and data, whether written or electronically stored, relating to the interests of the Partnership in the properties





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         described in subsections (a), (b) and (c) above, including without limitation: (i) land and title records (including abstracts of title, title opinions, and title curative documents); (ii) contract files;
         (iii) correspondence; (iv) operations, environmental, production and accounting records (but not including general financial accounting or tax accounting records); (v) facility and well records; and (vi) geological, geophysical and other scientific and technical data and information relating to the properties described in subsections (a),
         (b) and (c) above that is nonproprietary and that the Partnership has the unencumbered right to transfer.

The properties and interests specified in the foregoing subsections (a), (b) and (c) are herein sometimes collectively called the "OIL AND GAS PROPERTIES," and the properties and interests specified in the foregoing subsections
(a),(b),(c), (d) and (e) are herein sometimes collectively called the "PROPERTIES".

         It is specifically agreed that the transfer contemplated by this
Article II shall be deemed to constitute (x) an in-kind distribution to the General Partner by the Partnership of the General Partner's interest in the Properties (which, for purposes hereof, shall constitute 10% of the Partnership's interest in the Properties) and (y) a sale by the Partnership to Texoil, and a purchase by Texoil from the Partnership, of the Partnership's entire interest in the Properties less the interest described in clause (x) above. The portion of the Partnership's interest in the Properties described in clause (y) of the immediately preceding sentence shall be herein called the "PURCHASED PORTION". It is hereby acknowledged and affirmed that Texoil has directed the Partnership to convey and assign to the General Partner, a wholly-owned subsidiary of Texoil, the Purchased Portion.

                                  ARTICLE III

                      PURCHASE PRICE FOR PURCHASED PORTION

         In consideration of the sale by the Partnership to Texoil of the Purchased Portion, as provided in the last full paragraph of Article II, Texoil shall pay to the Partnership an aggregate purchase price consisting of the following: (a) $4,465,000 cash (the "CASH PORTION"); and (b) 898,000 shares of Common Stock (the "PURCHASE SHARES").

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

         The Partnership hereby represents and warrants to Texoil as follows:

         SECTION 4.1. ORGANIZATION AND EXISTENCE. The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Texas.

         SECTION 4.2. POWER AND AUTHORITY. The Partnership has full partnership power and partnership authority to execute, deliver, and perform this Agreement and each other





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agreement, instrument, or document executed or to be executed by the
Partnership in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Partnership of this Agreement and each other agreement, instrument, or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of the Partnership.

         SECTION 4.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by the Partnership and constitutes, and each other agreement, instrument, or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by the Partnership and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Partnership, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 4.4. NON-CONTRAVENTION. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, neither the execution, delivery, and performance by the Partnership of this Agreement and each other agreement, instrument, or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the partnership agreement or other governing instruments of the Partnership, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which the Partnership is a party or by which the Partnership or any of its properties may be bound,
(c) result in the creation or imposition of any lien or other encumbrance upon the properties of the Partnership, or (d) violate any applicable law, rule or regulation binding upon the Partnership.

         SECTION 4.5. APPROVALS. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, no consent, approval, order, or





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authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by the Partnership in connection with the execution, delivery, or performance by the Partnership of this Agreement and each other agreement, instrument, or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         SECTION 4.6. INVESTMENT INTENT. The Partnership is acquiring the Purchase Shares to be acquired by it hereunder for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Purchase Shares, or
(ii) pursuant to an applicable exemption under the Securities Act; provided, however, that it is specifically acknowledged and agreed that the Partnership shall be permitted to make a distribution of the Purchase Shares to the Limited Partners immediately after receipt by the Partnership of such shares.

         SECTION 4.7. INVESTMENT EXPERIENCE. The Partnership acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchase Shares to be acquired by it hereunder, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchase Shares. The Partnership represents that it has not been organized for the purpose of acquiring the Purchase Shares to be acquired by it hereunder.

         SECTION 4.8. RESTRICTED SECURITIES. The Partnership understands that the Purchase Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that such Purchase Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations such Purchase Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

         SECTION 4.9. LEGEND. It is agreed and understood by the Partnership that the certificates representing the Purchase Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.





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         SECTION 4.10.  DISCLAIMER OF WARRANTIES.  Other than those expressly set out in this Article IV, the Partnership hereby expressly disclaims any and all representations or warranties with respect to the Properties or the transaction contemplated hereby, and Texoil agrees that the Properties are being sold or otherwise transferred by the Partnership "where is" and "as is". Specifically as a part of (but not in limitation of) the foregoing, Texoil acknowledges that the Partnership has not made, and the Partnership hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) as to the condition of the Properties (INCLUDING WITHOUT LIMITATION, THE PARTNERSHIP DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), status of title to the Properties, the compliance by the Partnership with environmental or other laws, rules, regulations and/or orders, the extent of oil, gas and/or other mineral reserves, the recoverability of or the cost of recovering any of such reserves, the value of reserves, prices (or anticipated prices) at which production has been or will be sold and the ability to sell oil or gas production from the Properties.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF TEXOIL ENTITIES

         Texoil and the General Partner (in this Article V, a "TEXOIL ENTITY") hereby jointly and severally represent and warrant to the Partnership and for the benefit of the Limited Partners as follows:

         SECTION 5.1. ORGANIZATION AND EXISTENCE. Each Texoil Entity is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation, and, in the instance of Texoil, is qualified to do business in the State of Texas.

         SECTION 5.2. POWER AND AUTHORITY. Subject to the Stock Authorization Approval, each Texoil Entity has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by such Texoil Entity in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by each Texoil Entity of this Agreement and each other agreement, instrument, or document executed or to be executed by such Texoil Entity in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of such Texoil Entity except for the Stock Authorization Approval.

         SECTION 5.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by each Texoil Entity and constitutes, and each other agreement, instrument, or document executed or to be executed by such Texoil Entity in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed





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and delivered by such Texoil Entity and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Texoil Entity, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 5.4. NON-CONTRAVENTION. The execution, delivery, and performance by each Texoil Entity of this Agreement and each other agreement, instrument, or document executed or to be executed by such Texoil Entity in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the charter or bylaws or other governing instruments of such Texoil Entity, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which such Texoil Entity is a party or by which such Texoil Entity or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of such Texoil Entity, or (d) violate any applicable law, rule or regulation binding upon such Texoil Entity.

         SECTION 5.5. APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by each Texoil Entity in connection with the execution, delivery, or performance by such Texoil Entity of this Agreement and each other agreement, instrument, or document executed or to be executed by such Texoil Entity in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than the Stock Authorization Approval and compliance with any applicable requirements of the Securities Act and any applicable state securities laws.

         SECTION 5.6.  PENDING LITIGATION.          There are no pending suits,
actions, or other proceedings in which any Texoil Entity is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 5.7. KNOWLEDGEABLE PURCHASER. Each Texoil Entity is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution within the meaning of the Securities Act of 1933 (and the rules and regulations pertaining thereto) or a distribution thereof in violation of any other applicable securities laws.

         SECTION 5.8. TEXOIL COMMON STOCK. Upon receipt of the Stock Authorization Approval, the Purchase Shares and the Exchange Shares will be duly authorized for such





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issuance and, when issued and delivered by Texoil in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable.

         SECTION 5.9. SEC FILINGS. Texoil is current in its obligations to file all periodic report and proxy statements with the Commission required to be filed under the Exchange Act. Texoil's Annual Report on Form-10KSB for the year ended December 31, 1997 (the "SEC DOCUMENTS") do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since December 31, 1997, there have been no material developments, transactions or events affecting Texoil (other than developments or events affecting the oil and gas exploration and production industry generally) other than as disclosed by Texoil in the SEC Documents or to the Partnership and the Limited Partners in writing. There are no material liabilities of Texoil (contingent or otherwise), other than as disclosed in the SEC Documents and the financial statements included therein.

                                   ARTICLE VI

                             CLOSING OF TRANSACTION

         SECTION 6.1. THE CLOSING. The closing (herein called the "CLOSING") of the transaction contemplated hereby shall take place in the offices of Thompson & Knight, P.C., at 1700 Chase Tower, 600 Travis Street, Houston, Texas, at 10:30 a.m. Central Standard Time, on the date hereof (such date and time being herein called the "CLOSING DATE").

         SECTION 6.2. THE PARTNERSHIP'S CLOSING OBLIGATIONS. At the Closing, the Partnership shall:

                 (a) execute, acknowledge and deliver to Texoil and the General Partner Assignments of the Properties (the "ASSIGNMENTS"), in the form attached hereto as Exhibit 6.2(a), being effective as to runs of oil and deliveries of gas as of 12:01 o'clock a.m., Central Daylight Time on February 1, 1998 (the "EFFECTIVE DATE");

                 (b) to the extent requested by Texoil or the General Partner, execute and deliver to Texoil or the General Partner (i) letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties; and

                 (c) to the extent requested by Texoil or the General Partner, execute and deliver an affidavit or other certification (as permitted by such code) that the Partnership is not a "foreign Person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., the Partnership is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder).

         SECTION 6.3. TEXOIL'S AND GENERAL PARTNER'S CLOSING OBLIGATIONS. At the Closing:





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                 (a)      Texoil shall deliver to the Partnership, by wire
         transfer to an account or accounts designated by the Partnership in a bank located in the United States, an amount equal to the Cash Portion;

                 (b) (i) The General Partner shall furnish to the Partnership such evidence (including, without limitation, evidence of satisfaction of all applicable bonding requirements) as the Partnership or the Limited Partners may require that the General Partner is qualified with the applicable authorities to succeed the Partnership as the owner and, where applicable, operator of the Properties, (ii) with respect to properties operated by the Partnership where the General Partner is to succeed the Partnership as operator, the General Partner shall execute and deliver to the Partnership appropriate evidence reflecting change of operator as required by applicable authorities, and (iii) the General Partner shall execute and deliver to the Partnership such forms as the Partnership or the Limited Partners may reasonably request for filing with the applicable authorities to reflect the General Partner's assumption of plugging and abandonment liabilities with respect to the wells located on the Properties or on units in which the Properties participate;

                 (c) Texoil shall execute and deliver that certain Registration Rights Agreement substantially in the form of the document attached hereto as Exhibit 6.3(c); and

                 (d) Texoil and the General Partner shall cause to be delivered to the Partnership an opinion of counsel reasonably acceptable to the Partnership, which opinion shall cover the matters described in Exhibit 6.3(d) and shall be in form and scope reasonably acceptable to the Limited Partners.

         SECTION 6.4. DELIVERY OF FILES. Within 30 days after the Closing, the Partnership shall deliver to the General Partner the files and other materials referenced in subsection (e) of Article II. Notwithstanding the foregoing, to the extent such files or other materials include items which the Partnership cannot provide to the General Partner without, in the opinion of the Partnership, breaching confidentiality agreements with other parties, the Partnership shall have no obligation to furnish such items. The Partnership may retain copies of all or any parts of the files or other materials so furnished, and all costs of copying such files shall be borne by the Partnership. So long as such files or other materials so delivered by the Partnership to Texoil are maintained by the General Partner or an affiliate, the General Partner shall permit the Partnership, its partners and their respective representatives to have access to the same for a period of three years after Closing. The General Partner shall advise the Partnership and its partners before it destroys any such files or other materials (and will, if requested by the Partnership or any partner thereof, deliver to the Partnership or such partner any files or other materials it intends to destroy).








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                                  ARTICLE VII

                         ASSUMPTION AND INDEMNIFICATION

         The General Partner agrees, as of the date of Closing (and, upon the execution and delivery of the Assignments by the Partnership, the General Partner shall be deemed to have agreed), (a) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the ownership and/or operation of the Properties, whether arising before, on or after the Effective Date (including, without limitation, those arising under the contracts and agreements described in Article II(c), and (b) to indemnify and hold the Partnership, its partners and its and such partners' parent and subsidiary companies and other affiliates, and its and their respective shareholders, members, owners, directors, officers, managers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership and/or operation of the Properties, whether arising before, on or after the Effective Date. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that matters arising out of or otherwise relating to the ownership and/or operation of the Properties shall include all matters arising out of the condition of the Properties (including, without limitation, within such matters all obligations to properly plug and abandon, or replug and re-abandon, wells located on the Properties, to restore the surface, and to comply with, or to bring the Properties into compliance with, applicable environmental laws including conducting any remediation activities which may be required on, or otherwise in connection with activities on, the Properties), regardless of when the events occurred which give rise to such condition (AND REGARDLESS OF WHETHER THE PARTNERSHIP, ITS PARTNERS AND ITS AND SUCH PARTNERS' PARENT AND SUBSIDIARY COMPANIES AND OTHER AFFILIATES, AND ITS AND THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, OWNERS, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES AND AGENTS, WERE WHOLLY OR PARTIALLY NEGLIGENT OR OTHERWISE AT FAULT), and the above provided for assumptions and indemnifications by the General Partner shall expressly cover and include such matters so arising out of such condition.


                                  ARTICLE VIII

                                    NOTICES

         All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

       If to the Partnership:   Cliffwood Acquisition - 1996 Limited Partnership
                                c/o Cliffwood Oil & Gas Corp.
                                110 Cypress Station Dr.
                                Suite 220
                                Houston, Texas  77090
                                Attention: Frank A. Lodzinski
                                Fax No.: 281-537-8324

                                with a copy to:

                                EnCap Investments, L.C.
                                1100 Louisiana, Suite 3150
                                Houston, Texas  77002
                                Attention: Robert L. Zorich
                                Fax No.: 713-659-6130

       If to Texoil or
       the General Partner:     c/o Texoil, Inc.
                                110 Cypress Station Dr.
                                Suite 220
                                Houston, Texas  77090
                                Attention: Frank A. Lodzinski
                                Fax No.: 281-537-8324

and shall be considered delivered on the date of receipt. Either Texoil and the General Partner, on the one hand, or the Partnership, on the other hand, may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.


                                   ARTICLE IX

                             MISCELLANEOUS MATTERS

         SECTION 9.1. SURVIVAL OF PROVISIONS. All representations and warranties made herein by Texoil, the General Partner and the Partnership shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time; further, all of such representations and warranties shall survive the Closing and the delivery of the Assignments. The provisions of, and the obligations of the parties under,
Article VI (to the extent the same are, by mutual agreement, not performed at Closing), and Articles VII through IX inclusive shall survive the Closing and the delivery of the Assignments.

         SECTION 9.2. FURTHER ASSURANCES. From time to time after the Closing, at the request of any party hereto and without further consideration, the Partnership, on the one hand, and

Texoil and the General Partner, on the other hand, shall execute and deliver to the requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         SECTION 9.3. BINDING EFFECT; SUCCESSORS AND ASSIGNS. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. No party hereto shall have the right to assign its rights under this Agreement without the prior written consent of the other party first having been obtained.

         SECTION 9.4. COMMISSIONS. Texoil and the General Partner jointly and severally agree to indemnify and hold harmless the Partnership and the Limited Partners from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Texoil or the General Partner with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

         SECTION 9.5.  EXPENSES; SALES TAXES; FILINGS AND RECORDING FEES.

         (a) Texoil and the General Partner, on the one hand, and the Partnership, on the other hand, shall bear and pay all expenses incurred by them or it in connection with the transaction contemplated by this Agreement.

         (b) Notwithstanding anything to the contrary herein, since the transaction contemplated hereby is an isolated transaction, no sales tax will be collected from Texoil or the General Partner. If, however, this transaction is later deemed to be other than an occasional sale, Texoil and the General Partner jointly and severally agree to be solely responsible, and shall indemnify and hold the Partnership (and their respective partners, and each of their and each such partners' parent and subsidiary companies and other affiliates, and shareholders, managers, owners, directors, officers, employees, consultants, and agents, respectively) harmless, from any and all sales or transfer taxes or fees (including related penalty, interest or legal costs) due by virtue of this transaction on the Properties transferred pursuant hereto and Texoil or the General Partner shall remit such sales or transfer taxes at that time. The Partnership, the General Partner and Texoil agree to cooperate with each other in demonstrating that the requirements for an occasional or isolated sale or any other sales tax exemption have been met.

         (c) Texoil and the General Partner shall be solely responsible for all filings and recordings of assignments and other documents related to the Properties and for all fees connected therewith, and Texoil or the General Partner shall furnish the Partnership and its partners with pertinent recording data. The Partnership (or the Limited Partners) shall not be responsible for any loss to Texoil or the General Partner because of Texoil's or the General Partner's failure to file or record documents correctly or promptly.

         SECTION 9.6. ENTIRE AGREEMENT. This Agreement and the documents referred to herein to be delivered at Closing contain the entire understanding of the parties hereto with respect to subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

         SECTION 9.7. PUBLIC STATEMENTS. The Partnership, on the one hand, and Texoil, on the other hand, shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither the Partnership, on the one hand, nor Texoil, on the other hand, shall issue any publicity or other release without the prior consent of the other.

         SECTION 9.8. INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         SECTION 9.9. DECEPTIVE TRADE PRACTICES. To the extent applicable to the transaction contemplated hereby or any portion thereof, TEXOIL CAN AND DOES EXPRESSLY WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED, AND ALL OTHER CONSUMER PROTECTION LAWS OF THE STATE OF TEXAS, OR ANY OTHER STATE, APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES. IN CONNECTION WITH SUCH WAIVER, TEXOIL HEREBY REPRESENTS TO THE PARTNERSHIP THAT TEXOIL (a) IS IN THE BUSINESS OF SEEKING OR ACQUIRING BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (b) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLES IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION AND (d) HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS.

         SECTION 9.10. AMENDMENTS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the parties hereto.

         SECTION 9.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         SECTION 9.12. COUNTERPARTS. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Texoil, the General Partner, the Partnership and the Limited Partners to sign the same counterpart.

         SECTION 9.13. POST-CLOSING COVENANT OF TEXOIL REGARDING STOCK AUTHORIZATION APPROVAL. Texoil covenants and agrees with and for the benefit of the Partnership and the Limited Partners that (a) immediately after the Closing, it will commence to take all necessary steps to amend its charter or other applicable documents so as to increase the number of authorized shares of Common Stock to an amount sufficient to permit it to duly issue (i) to the Partnership, the Purchase Shares, and (ii) to the Limited Partners, the Exchange Shares, including, if necessary, obtaining the requisite consent or approval of the shareholders of Texoil, and (b) it will have duly completed the actions described in the immediately preceding clause (a) no later than May 25, 1998. The actions described in clause (a) of the immediately preceding sentence shall be herein called the "STOCK AUTHORIZATION APPROVAL".
Immediately upon receipt of the Stock Authorization Approval, Texoil shall (A) issue and deliver to the Partnership a certificate or certificates representing the Purchase Shares registered in the name of the Partnership or, if requested by the Partnership, the Limited Partners; (B) shall issue and deliver to the Limited Partners, in consideration of and upon the delivery of the instruments described in Section 9.14(c), a certificate or certificates representing shares of Common Stock (the "EXCHANGE SHARES") as follows: EnCap LP - 1,251,919 shares of Common Stock; and EClC- 417,306 shares of Common Stock; and (C) shall cause to be delivered to the Limited Partners an opinion of counsel reasonably satisfactory to the Limited Partners to the effect that the Purchase Shares and the Exchange Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

         SECTION 9.14. JOINDER. Each Limited Partner joins in the execution of this Agreement for the limited purposes of making the representations, warranties and covenants below:

         (a) Each Limited Partner severally (and not jointly and severally) represents and warrants to Texoil and the General Partner that such Limited Partner has not placed a mortgage, lien or other similar encumbrance on the Properties.

         (b) In connection with the contemplated distribution by the Partnership to such Limited Partner of Purchase Shares and the receipt by such Limited Partner of Exchange Shares under Section 9.13, each Limited Partner severally (and not jointly and severally) represents and warrants to Texoil as follows:

                 (i) Such Limited Partner is acquiring the Purchase Shares to be received by it upon distribution from the Partnership and the Exchange Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Purchase Shares and the Exchange Shares, or (ii) pursuant to an applicable exemption under the Securities Act.

                 (ii) Such Limited Partner acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchase Shares to be received from the Partnership and the Exchange Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchase Shares and the Exchange Shares. Such Limited Partner has not been organized for the purpose of acquiring the Purchase Shares to be received by it from the Partnership or the Exchange Shares.

                 (iii) Such Limited Partner understands that the Purchase Shares and the Exchange Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that such Purchase Shares and Exchange Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations such Purchase Shares and Exchange Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

                 (iv) It is agreed and understood by such Limited Partner that the certificates representing the Purchase Shares and the Exchange Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         (c) In consideration of and against receipt by the Limited Partners of the Exchange Shares as provided in Section 9.13, (i) ECIC will transfer and assign to Texoil Stock Purchase Warrant No. 001 dated September 27, 1996, entitling ECIC to purchase 75,000 shares of the common stock of Cliffwood Oil & Gas Corp., a Texas corporation; and (ii) EnCap LP will transfer and assign Stock Purchase Warrant No. 002 dated September 27, 1996, entitling EnCap LP to purchase 225,000 shares of the common stock of Cliffwood Oil & Gas Corp., a Texas corporation.

         (d) At the Closing, each Limited Partner will execute and deliver that certain Registration Rights Agreement substantially in the form of the document attached hereto as Exhibit 6.3(c).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                     CLIFFWOOD ACQUISITION - 1996 LIMITED
                                     PARTNERSHIP

                                     By:      CLIFFWOOD OIL & GAS CORP.,
                                              General Partner

                                     By:      /s/ Frank A. Lodzinski
                                              --------------------------------
                                              Frank A. Lodzinski, President



                                     TEXOIL, INC.


                                     By:      /s/ Frank A. Lodzinski
                                              --------------------------------
                                              Frank A. Lodzinski, President


                                     CLIFFWOOD OIL & GAS CORP.


                                     By:      /s/ Frank A. Lodzinski
                                              --------------------------------
                                              Frank A. Lodzinski

EXECUTED FOR THE SOLE
PURPOSE OF BEING BOUND
BY SECTION 9.14:

ENCAP EQUITY 1996 LIMITED PARTNERSHIP

By: EnCap Investments L.C.

By: /s/ Robert L. Zorich
    -----------------------------------
    Robert L. Zorich, Managing Director

ENERGY CAPITAL INVESTMENT COMPANY PLC

By: /s/ Gary R. Petersen
    -----------------------------------
    Gary R. Petersen, Director